HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS ANNOUNCES PRELIMINARY FIRST-QUARTER 2017 RESULTS, SETS DATE FOR QUARTERLY INVESTOR CALL, AND BEGINS SUCCESSION SEARCH FOR CHIEF FINANCIAL OFFICER

•	Company expects first-quarter 2017 net sales of approximately $1.38 billion, GAAP EPS of $0.19 to $0.20, adjusted EPS of $0.28 to $0.29, and strong cash flow

•	Company reaffirms full-year 2017 financial guidance

•	Succession plan underway for retirement of CFO at the end of 2017

WINSTON-SALEM, N.C. (April 12, 2017) - HanesBrands (NYSE:HBI) today announced preliminary first-quarter 2017 net sales and EPS and will hold its regular first-quarter investor conference call at 4:30 p.m. EDT Tuesday, May 2, 2017.

The company also announced that Chief Financial Officer Richard D. Moss has decided to retire at the end of 2017. The company has initiated an internal and external search for CFO candidates to succeed Moss.

Hanes expects to report first-quarter net sales of approximately $1.38 billion and strong net cash from operations. The company expects a modest use of cash for the quarter of $25 million to $50 million.

For earnings from continuing operations, the company expects GAAP earnings per diluted share of $0.19 to $0.20 and adjusted EPS excluding actions of $0.28 to $0.29. The EPS expectations compare with first-quarter GAAP EPS guidance of $0.21 to $0.24 and adjusted EPS guidance of $0.27 to $0.29.

Hanes has reaffirmed its full-year 2017 financial guidance issued in February, including expectations for net sales, operating profit, EPS, cash from operations, and acquisition-related pretax charges.

“We’re off to a strong start in 2017, and we are diligently focused on daily execution and performance,” said Hanes Chief Executive Officer Gerald W. Evans Jr. “This year is an important transition as we set the foundation of another decade of success.”

Moss, 59, who has held executive positions with Hanes for 11 years, will continue to serve as CFO while the company conducts an internal and external search for his successor. Moss’ finance responsibilities include overseeing the finance-related execution of the company’s long-term strategies and improvement initiatives.

HanesBrands Announces Preliminary First-Quarter 2017 Results, Sets Date for Quarterly Investor Call, and Begins Succession Search for Chief Financial Officer - Page 2

“Rick has been an invaluable leader in our organization,” said Evans, who was promoted to CEO in October 2016. “I know Rick has been looking forward to retirement, and I am grateful that he committed to staying on through my transition as CEO. We expect a very smooth succession process for the CFO role.”

Moss helped Hanes navigate from a spinoff company with significant debt to one of the world’s largest basic apparel companies with a strong balance sheet focused on creating shareholder value through brand building, margin growth, international expansion, and disciplined capital deployment.

“This is an opportune time for me and the company to plan my retirement,” Moss said. “As we proceed with the succession process, I will remain focused on supporting our Sell More, Spend Less and Generate Cash strategies and goals for the year. Hanes is a very successful company that is well-positioned to continue creating strong shareholder value for many years.”

Moss joined the company in January 2006 as treasurer. He was promoted to CFO in October 2011, overseeing the company’s global finance, investor relations and corporate development functions.

Hanes has commissioned executive search firm Heidrick & Struggles to assist in the CFO succession.

First-Quarter Investor Conference Call

At the close of regular trading May 2, 2017, on the New York Stock Exchange, Hanes will issue a news release disclosing financial results for the quarter ended April 1, 2017.

The company will hold its quarterly investor conference call at 4:30 p.m. EDT that day with the call expected to conclude by 5:30 p.m. An Internet broadcast of the call, which will consist of prepared comments followed by a question-and-answer session, may be accessed via the investors section of the Hanes corporate website, www.Hanes.com/investors.

Replays of the conference call will be available via the Internet and telephone. An archived replay of the audio webcast will be available in the investors section of the Hanes corporate website. The telephone playback will be available from 7:30 p.m. EDT May 2, 2017, through midnight EDT May 9, 2017. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 7660290.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement financial guidance prepared in accordance with generally accepted accounting principles, Hanes provides quarterly and full-year results and guidance concerning certain non‐GAAP financial measures, including adjusted EPS. Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions.

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Actions during the first quarter of 2017 were adjustments for acquisition-related integration costs. Acquisition-related integration costs include adjustments directly related to the integration of completed acquisitions. These costs include legal fees, consulting fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs, and similar charges. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in the future as the company continues to integrate prior acquisitions and pursues any future acquisitions. Hanes has chosen to present non‐GAAP measures excluding the effects of these actions to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisition‐related expenses and other actions. Hanes believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business without giving effect to costs or foreign currency gains associated with the execution and integration of any of the aforementioned actions taken.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

In the first quarter of 2017, Hanes expects to incur approximately $35 million to $40 million in pretax acquisition-related integration charges related to Hanes Europe Innerwear, Hanes Australasia, Knights Apparel and Champion Europe.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, including those regarding preliminary quarterly results as well as guidance as to future performance. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; any inadequacy, interruption, integration failure or security failure with respect to our information technology; significant fluctuations in foreign exchange rates; the rapidly changing retail environment; our complex multinational tax structure; our ability to properly manage strategic projects; our ability to attract and retain a senior management team with the core competencies needed to support our growth in global markets; risks related to our international operations, including the impact to our business as a result of the United Kingdom’s recent referendum to leave the European Union; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to access sufficient capital at reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to

HanesBrands Announces Preliminary First-Quarter 2017 Results, Sets Date for Quarterly Investor Call, and Begins Succession Search for Chief Financial Officer - Page 4

predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific under some of the world’s strongest apparel brands, including Hanes, Champion, Maidenform, DIM, Bali, Playtex, Bonds, JMS/Just My Size, Nur Die/Nur Der, L’eggs, Lovable, Wonderbra, Berlei, and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 68,000 employees in more than 40 countries and is ranked No. 448 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean, and is ranked No. 167 on the Forbes magazine list of America’s Best Large Employers. For eight consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn sustained excellence honors. The company ranks No. 172 on Newsweek magazine’s green list of 500 largest U.S. companies for environmental achievement. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate. Connect with HanesBrands via social media on Facebook (www.facebook.com/hanesbrandsinc) and Twitter (@hanesbrands).

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